Exhibit 32.2

STATEMENT

Pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. ss. 1350, the undersigned officer of ManpowerGroup Inc. (the “Company”), hereby certifies that to his knowledge:

1.
the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

ManpowerGroup Inc.

Dated:  October 30, 2015

/s/ Michael J. Van Handel
Michael J. Van Handel
Executive Vice President and Chief Financial Officer

This certification accompanies this Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of the Securities Exchange Act of 1934.